Exhibit 4.1

EXECUTION COPY

HARRAH’S OPERATING COMPANY, INC.

Issuer

HARRAH’S ENTERTAINMENT, INC.

Guarantor

INDENTURE

Dated as of September 28, 2005

U.S. BANK NATIONAL ASSOCIATION

Trustee

i

Section 4.7	Limitation on Liens
Section 4.8	Limitation on Sale-Lease Back Transactions

ARTICLE V. SUCCESSORS

Section 5.1	When Company May Merge, Etc
Section 5.2	Successor Corporation Substituted

ARTICLE VI. DEFAULTS AND REMEDIES

Section 6.1	Events of Default
Section 6.2	Acceleration of Maturity; Rescission and Annulment
Section 6.3	Collection of Indebtedness and Suits for Enforcement by Trustee
Section 6.4	Trustee May File Proofs of Claim
Section 6.5	Trustee May Enforce Claims Without Possession of Notes
Section 6.6	Application of Money Collected
Section 6.7	Limitation on Suits
Section 6.8	Unconditional Right of Holders to Receive Principal and Interest
Section 6.9	Restoration of Rights and Remedies
Section 6.10	Rights and Remedies Cumulative
Section 6.11	Delay or Omission Not Waiver
Section 6.12	Control by Holders
Section 6.13	Waiver of Past Defaults
Section 6.14	Undertaking for Costs

ARTICLE VII. TRUSTEE

Section 7.1	Duties of Trustee
Section 7.2	Rights of Trustee
Section 7.3	Individual Rights of Trustee
Section 7.4	Trustee’s Disclaimer
Section 7.5	Notice of Defaults
Section 7.6	Reports by Trustee to Holders
Section 7.7	Compensation and Indemnity
Section 7.8	Replacement of Trustee
Section 7.9	Successor Trustee by Merger, etc
Section 7.10	Eligibility; Disqualification
Section 7.11	Preferential Collection of Claims Against Company

ARTICLE VIII. SATISFACTION AND DISCHARGE; DEFEASANCE

Section 8.1	Satisfaction and Discharge of Indenture
Section 8.2	Application of Trust Funds; Indemnification
Section 8.3	Legal Defeasance of Notes
Section 8.4	Covenant Defeasance
Section 8.5	Repayment to Company

ARTICLE IX. AMENDMENTS AND WAIVERS

Section 9.1	Without Consent of Holders
Section 9.2	With Consent of Holders
Section 9.3	Limitations
Section 9.4	Compliance with Trust Indenture Act
Section 9.5	Revocation and Effect of Consents
Section 9.6	Notation on or Exchange of Notes
Section 9.7	Trustee Protected

ARTICLE X. MISCELLANEOUS

Section 10.1	Trust Indenture Act Controls
Section 10.2	Notices
Section 10.3	Communication by Holders with Other Holders
Section 10.4	Certificate and Opinion as to Conditions Precedent
Section 10.5	Statements Required in Certificate or Opinion
Section 10.6	Rules by Trustee and Agents
Section 10.7	Legal Holidays
Section 10.8	No Recourse Against Others
Section 10.9	Counterparts
Section 10.10	Governing Laws
Section 10.11	No Adverse Interpretation of Other Agreements
Section 10.12	Successors
Section 10.13	Severability
Section 10.14	Table of Contents, Headings, Etc
Section 10.15	Judgment Currency

ARTICLE XI. SINKING FUNDS

Section 11.1	No Sinking Funds

ARTICLE XII. GUARANTEE

Section 12.1	Guarantee
Section 12.2	Execution and Delivery of Guarantee
Section 12.3	Release of Guarantor
Section 12.4	When Guarantor May Merge, etc

HARRAH’S OPERATING COMPANY, INC.

Reconciliation and tie between Trust Indenture Act of 1939 and
Indenture, dated as of September 28, 2005

§ 310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	7.10
(b)	7.10
§ 311(a)	7.11
(b)	7.11
(c)	Not Applicable
§ 312(a)	2.5
(b)	10.3
(c)	10.3
§ 313(a)	7.6
(b)(1)	7.6
(b)(2)	7.6
(c)(1)	7.6
(d)	7.6
§ 314(a)	4.2, 10.5
(b)	Not Applicable
(c)(1)	10.4
(c)(2)	10.4
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	10.5
(f)	Not Applicable
§ 315(a)	7.1
(b)	7.5
(c)	7.1
(d)	7.1
(e)	6.14
§ 316(a)	2.9
(a)(1)(A)	6.12
(a)(1)(B)	6.13
(b)	6.8
§ 317(a)(1)	6.3
(a)(2)	6.4
(b)	2.4
§ 318(a)	10.1

Note:  This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

INDENTURE

Indenture dated as of September 28, 2005 between Harrah’s Operating Company, Inc., a Delaware corporation (the “Company”), Harrah’s Entertainment, Inc., a Delaware corporation (the “Guarantor”), and U.S. Bank National Association, a national banking association (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the 5.75% Senior Notes due 2017 (the “Notes”):

ARTICLE I.
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1                                      Definitions.

“Additional Interest” means all additional interest then owing pursuant to Section 5 of the Registration Rights Agreement.

“Additional Notes” means an unlimited additional aggregate principal amount of Notes (other than Initial Notes) issued after the date hereof pursuant to Section 2.18 as part of the same series as the Initial Notes.

“Additional Note Board Resolutions” means resolutions duly adopted by the Board of Directors of the Company and delivered to the Trustee in an Officer’s Certificate providing for the issuance of Additional Notes.

“Additional Note Supplemental Indenture” means a supplement to this Indenture duly executed and delivered by the Company and the Trustee pursuant to Article IX hereof providing for the issuance of Additional Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.   For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by agreement or otherwise.

“Agent” means any Registrar, Paying Agent or Service Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Bankruptcy Law” shall have the meaning set forth in Section 6.1.

“Board of Directors” means the Board of Directors of the Company or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate and delivered to the Trustee.

“Business Day” means, unless otherwise provided by Board Resolution, Officer’s Certificate or supplemental indenture hereto, any day except a Saturday, Sunday or a legal holiday in the City of New York on which banking institutions are authorized or required by law, regulation or executive order to close.

“Certificated Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.14.3 hereof, substantially in the form of Exhibit A hereto except that such note shall not bear the Global Notes Legend and shall not have the “Schedule of Interests in the Global Note” attached thereto.

“Clearstream” means Clearstream Banking, Societé Anonyme.

“Company” means the party named as such above until a successor replaces it and thereafter means the successor.

“Company Order” means a written order signed in the name of the Company by an Officer.

“Company Request” means a written request signed in the name of the Company by an Officer.

“Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Notes to be redeemed, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, the Reference Treasury Dealer Quotations for that Redemption Date.

“Consolidated Net Tangible Assets” means the total amount of assets (including investments in Joint Ventures) of the Company and its subsidiaries (less applicable depreciation, amortization and other valuation reserves) after deduction therefrom of (a) all current liabilities of the Company and its subsidiaries (excluding (i) the current portion of long-term indebtedness, (ii) intercompany liabilities and (iii) any liabilities which are by their terms renewable or extendible at the option of the obligor thereon to a time more than 12 months from the time as of which the amount thereof is being computed) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and any other like intangibles, all as set forth on the consolidated balance sheet of the Company for the most recently completed fiscal quarter for which financial statements are available and computed in accordance with generally accepted accounting principles.

“Consolidated Property” means any property of the Company or any of its Subsidiaries.

“Corporate Trust Office” means the office of the Trustee at which at any particular time this Indenture shall be principally administered, which initially shall be 60 Livingston Avenue, St. Paul, MN 55107-1419, Attention: Corporate Trust Services.

“Custodian” shall have the meaning set forth in Section 6.1.

“Default” means any event which is, or after notice or passage of time would be, an Event of Default.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in the form of one or more Global Notes, the person designated as Depositary by the Company, which Depositary shall be a clearing agency registered under the Exchange Act; and if at any time there is more than one such person, “Depositary” as used with respect to the Notes shall mean the Depositary with respect to the Notes.

“Dollars” means the currency of the United States of America.

“DTC” means The Depository Trust Company.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear Clearance System.

“Event of Default” shall have the meaning set forth in Section 6.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Foreign Currency” means any currency or currency unit issued by a government other than the government of the United States of America.

“Foreign Government Obligations” means with respect to Notes that are denominated in a Foreign Currency, (i) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by or acting as an agency or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof.

“Funded Debt” means all Indebtedness of the Company which (i) matures by its terms on, or is renewable at the option of any obligor thereon to, a date more than one year after the date of original issuance of such Indebtedness and (ii) ranks at least pari passu with the notes.

“Gaming Laws” means the gaming laws of a jurisdiction or jurisdictions to which the Company or a subsidiary of the Company is, or may at any time after the date of this Indenture be, subject.

“Gaming Authority” means the Nevada Gaming Commission, the Nevada State Gaming Control Board, the New Jersey Casino Control Commission or any similar commission or agency which has, or may at any time after the date of this Indenture have, jurisdiction over the gaming activities of the Company or a subsidiary of the Company or any successor thereto.

“Global Note” or “Global Notes” means a Note or Notes, as the case may be, in the form established pursuant to Section 2.13 evidencing all or part of the Notes, issued to the Depositary or its nominee, and registered in the name of such Depositary or nominee.

“Global Notes Legend” means the legend set forth in Section 2.13.2, which is required to be placed on all Global Notes issued under this Indenture.

“Guarantee” shall have the meaning set forth in Section 12.1 hereof.

“Guarantor” means the party named as such above until a successor replaces it and thereafter means the successor.

“Holder” or “Noteholder” means a Person in whose name a Note is registered.

“Indebtedness” of any Person means (a) any indebtedness of such Person, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by notes, bonds, debentures or similar instruments or letters of credit, or representing the balance deferred and unpaid of the purchase price of any property, including any such indebtedness incurred in connection with the acquisition by such Person or any of its Subsidiaries of any other business or entity, if and to the extent such indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with generally accepted accounting principles, including for such purpose obligations under capitalized leases, and (b) any guarantee, endorsement (other than for collection or deposit in the ordinary course of business), discount with recourse, agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire or to supply or advance funds with respect to, or to become liable with respect to (directly or indirectly) any indebtedness, obligation, liability or dividend of any Person, but shall not include indebtedness or amounts owed for compensation to employees, or for goods or materials purchased, or services utilized, in the ordinary course of business of such Person.  Notwithstanding anything to the contrary in the foregoing, “Indebtedness” shall not include (i) any contracts providing for the completion of construction or other payment or performance with respect to the construction, maintenance or improvement of, or payment of taxes, revenue share payments or other fees to governmental entities with respect to, property or equipment of the Company or its Affiliates or

(ii) any contracts providing for the obligation to advance funds, property or services on behalf of an Affiliate of the Company in order to maintain the financial condition of such Affiliate.  For purposes of this definition of Indebtedness, a “capitalized lease” shall be deemed to mean a lease of real or personal property which, in accordance with generally accepted accounting principles, is required to be capitalized.

“Indenture” means this Indenture as amended from time to time and shall include the form and terms of the Notes established as contemplated hereunder.

“Initial Notes” means the first $750,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Initial Purchasers” shall have the meaning set forth in the purchase agreement dated as of September 21, 2005 among the Company, the Guarantor, and the Initial Purchasers listed therein.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Interest Payment Date,” when used with respect to any Notes, means the date an installment of interest is due and payable on such Notes.

“Joint Venture” means any partnership, corporation or other entity, in which up to and including 50% of the partnership interests, outstanding voting stock or other equity interests is owned, directly or indirectly, by the Company and/or one or more of its subsidiaries.

“Judgment Currency” shall have the meaning set forth in Section 10.15.

“Legal Holiday” shall have the meaning set forth in Section 10.7.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit, arrangement, encumbrance, security interest, lien (statutory or otherwise), or preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Maturity” means the date on which the principal of the Notes becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, notice of option to elect repayment or otherwise.

“Maturity Date” shall have the meaning set forth in Section 2.1.1.

“New Notes” means the Notes issued in the Registered Exchange Offer pursuant to Section 2.14.4 hereof.

“New York Banking Day” shall have the meaning set forth in Section 10.15.

“Non-recourse Indebtedness” means indebtedness with terms providing that the lender’s claim for repayment of such indebtedness is limited solely to a claim against the property which secures the indebtedness.

“Non-U.S. Person” means a Person who is not a U.S. Person as defined in Rule 902(k) under the Securities Act.

“Notes” has the meaning assigned to it in the preamble to this Indenture.  The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture.

“Obligations” means any principal, interest, premium, if any, penalties, fees, indemnifications, reimbursements, damages or other liabilities or amounts payable under the documentation governing or otherwise in respect of any Indebtedness.

“Officer” means the Chairman of the Board, any President, any Vice-President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

“Officer’s Certificate” means a certificate signed by an Officer.

“Opinion of Counsel” means a written opinion of legal counsel who is acceptable to the Trustee.  The counsel may be an employee of or counsel to the Company.

“Paying Agent” shall have the meaning set forth in Section 2.3.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Private Placement Legend” means the legend set forth in Section 2.14.5(a) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Redemption Date” means the date of redemption of the Notes.

“Reference Treasury Dealer” means Citigroup Global Markets Inc. and its successor; provided that, if Citigroup Global Markets Inc. ceases to be a primary U.S. Government securities dealer, the Company shall substitute another nationally recognized investment banking firm that is a primary U.S. Government securities dealer.

“Reference Treasury Dealer Quotations” means, with respect to the Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding that Redemption Date.

“Registered Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Registrar” shall have the meaning set forth in Section 2.3.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of September 28, 2005, by and among the Company, the Guarantor and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time, and, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

“Regular Record Date” shall have the meaning set forth in Section 2.1.3.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note bearing the Private Placement Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Remaining Scheduled Payments” means the remaining scheduled payments of principal of and interest on the Notes that would be due after the related Redemption Date but for that redemption.  If that Redemption Date is not an Interest Payment Date, the amount of the next succeeding scheduled interest payment on the Notes will be reduced by the amount of interest accrued on the Notes to such Redemption Date.

“Required Currency” shall have the meaning set forth in Section 10.15.

“Responsible Officer” means any officer of the Trustee assigned to administer corporate trust matters and also means, with respect to a particular corporate trust matter, any other officer to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with a particular subject.

“Restricted Certificated Note” means a Certificated Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Global Note” means a Global Note bearing the Private Placement Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 144A.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Sale and Lease-Back Transaction” means any arrangement with a Person (other than the Company or any of its Subsidiaries), or to which any such Person is a party, providing for the leasing to the Company or any of its Subsidiaries for a period of more than three years of any Consolidated Property which has been or is to be sold or transferred by the Company or any of its Subsidiaries to such Person or to any other Person (other than the Company of any of its Subsidiaries), to which funds have been or are to be advanced by such Person on the security of the leased property.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Service Agent” shall have the meaning set forth in Section 2.3.

“Significant Subsidiary” means (i) any direct or indirect Subsidiary of the Company that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof, or (ii) any group of direct or indirect Subsidiaries of the Company that, taken together as a group, would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.

“Stated Maturity” means, when used with respect to the Notes or any installment of  interest thereon, the date specified in the Notes as the fixed date on which the principal of the Notes or such installment of principal or interest is due and payable.

“Subsidiary” of any specified Person means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by such Person, or by one or more other Subsidiaries, or by such Person and one or more other Subsidiaries.

“successor person” shall have the meaning set forth in Section 5.1.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act as so amended.

“Treasury Rate” means, with respect to any Redemption Date for the Notes, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third Business Day immediately preceding that Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Unrestricted Certificated Note” means one or more Certificated Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note substantially in the form of Exhibit A hereto that bears the Global Notes Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

“U.S. Government Obligations” means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and which in the case of (i) and (ii) are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depositary receipt.

“Value” means, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds of the sale or transfer of property leased pursuant to such Sale and Lease-Back Transaction or (ii) the fair value, in the opinion of the Board of Directors as evidenced by a board resolution, of such property at the time of entering into such Sale and Lease-Back Transaction.

Section 1.2                                      Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.  The following TIA terms correspond to the following terms used in this Indenture:

“indenture securities” means the Notes.

“indenture security holder” means a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein are used herein as so defined.

Section 1.3                                      Rules of Construction.

Unless the context otherwise requires:

(a)                                  a term has the meaning assigned to it;

(b)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

(c)                                  references to “generally accepted accounting principles” shall mean generally accepted accounting principles in effect as of the time when and for the period as to which such accounting principles are to be applied;

(d)                                 “or” is not exclusive;

(e)                                  words in the singular include the plural, and in the plural include the singular; and

(f)                                    provisions apply to successive events and transactions.

ARTICLE II.
THE NOTES

Section 2.1                                      Terms of the Notes.

The entire outstanding principal of the Notes will mature on October 1, 2017 (the “Maturity Date”).

The Notes shall be in denominations of $1,000 and any integral multiple thereof.  The Notes shall be denominated in U.S. dollars and all payments of principal and interest on the Notes shall be made in U.S. dollars.

The Notes shall bear interest at a rate of 5.75% per annum; the date from which interest shall accrue shall be September 28, 2005; the Interest Payment Dates for the Notes on which interest shall be payable shall be April 1 and October 1 in each year, beginning April 1, 2006; the Regular Record Dates for the interest payable on the Notes on any Interest Payment Date shall be the March 15 or September 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date (each a “Regular Record Date”).  Interest shall accrue on the basis of a 360-day year, consisting of twelve 30-day months.  Interest on any Note shall be payable only to the Person in whose name that Note is registered at the close of business on the Regular Record Date for such interest payment.  If any Interest Payment Date, Redemption Date or Maturity Date of any of the Notes is not a Business Day, then payment of principal and interest will be made on the next succeeding Business Day.  No interest will accrue on the amount so payable for the period from such Interest Payment Date, Redemption Date or Maturity Date, as the case may be, to the date payment is made.

The place of payment where the principal of and interest on the Notes shall be payable and the Notes may be surrendered for the registration of transfer or exchange shall be the Corporate Trust Office of the Trustee.  The place where notices or demands to or upon the Company in respect of the Notes and this Indenture may be served shall be the Corporate Trust Office of the Trustee.

The Notes will be redeemable at the option of the Company pursuant to Article III.

Section 2.2                                      Execution and Authentication.

An Officer shall sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

Subject to the provisions of this Section 2.2, the Trustee shall, at any time, and from time to time, authenticate Notes for original issue upon receipt by the Trustee of a Company Order.  Such Company Order may authorize authentication pursuant to written or electronic instructions from the Company or its duly authorized agent or agents.

Prior to the issuance of the Notes, the Trustee shall have received and (subject to Section 7.1) shall be fully protected in relying on: (a) a Board Resolution, supplemental indenture hereto or Officer’s Certificate establishing the form and terms of the Notes, (b) an Officer’s Certificate complying with Section 10.4, and (c) an Opinion of Counsel complying with Section 10.4.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

Section 2.3                                      Registrar and Paying Agent.

The Company shall maintain, with respect to the Notes, at the place or places specified pursuant to Section 2.1.4, an office or agency where the Notes may be presented or surrendered for payment (“Paying Agent”), where the Notes may be surrendered for registration of transfer or exchange (“Registrar”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served (“Service Agent”).  The Registrar shall keep a register with respect to the Notes and to their transfer and exchange.  The Company will give prompt written notice to the Trustee of the name and address, and any change in the name or address, of each Registrar, Paying Agent or Service Agent.  If at any time the Company shall fail to maintain any such required Registrar, Paying Agent or Service Agent or shall fail to furnish the Trustee with the name and address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more co-registrars, additional paying agents or additional service agents and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain a Registrar, Paying Agent and Service Agent in each place so specified pursuant to Section 2.1.4 for the Notes for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the name or address of any such co-registrar, additional paying agent or additional service agent.  The term “Registrar” includes any co-registrar; the term “Paying Agent” includes any additional paying agent; and the term “Service Agent” includes any additional service agent.

The Company hereby appoints the Trustee as the initial Registrar, Paying Agent and Service Agent for the Notes.  The Company hereby appoints DTC to act as Depositary with respect to the Global Notes.

Section 2.4                                      Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust, for the benefit of Noteholders, or the Trustee, all money held by the Paying Agent for the payment of principal of or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money.  If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of Noteholders all money held by it as Paying Agent.

Section 2.5                                      Noteholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten days before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Noteholders.

Section 2.6                                      Intentionally Omitted.

Section 2.7                                      Mutilated, Destroyed, Lost and Stolen Notes.

If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.8                                      Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the amount outstanding on a Global Note effected by the Trustee in accordance with the provisions hereof and those described in this Section as not outstanding.

If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding until the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds on the Maturity Date money sufficient to pay such Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

A Note does not cease to be outstanding because the Company or an Affiliate holds the Note.

Section 2.9                                      Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any request, demand, authorization, direction, notice, consent or waiver Notes owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10                                Temporary Notes.

Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall, subject to Section 2.2, (in the case of original issuance), authenticate temporary Notes upon a Company Order.  Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes.  Without unreasonable delay, the Company shall prepare and the Trustee upon request shall authenticate definitive Notes and date of maturity in exchange for temporary Notes.  Until so exchanged, temporary securities shall have the same rights under this Indenture as the definitive Notes.

Section 2.11                                Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee shall cancel all Notes surrendered for transfer, exchange, payment, replacement or cancellation and shall destroy such canceled Notes (subject to the record retention requirement of the Exchange Act) and deliver a certificate of such destruction to the Company, unless the Company otherwise directs.  The Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation.

Section 2.12                                Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the Persons who are Noteholders on a subsequent special record date.  The Company shall fix the record date and payment date.  At least 30 days before the record date, the Company shall mail to the Trustee and to each Noteholder a notice that states the record date, the payment date and the amount of interest to be paid.  The Company may pay defaulted interest in any other lawful manner.

Section 2.13                                Global Notes.

2.13.1                  Form of Notes.  Notes shall be issued in global form substantially in the form of Exhibit A hereto.

2.13.2                  Legend.  Any Global Note issued hereunder shall bear a legend in substantially the following form:

“THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY.  THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.”

2.13.3                  Acts of Holders.  The Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture.

2.13.4                  Consents, Declaration and Directions.  Except as provided in Section 2.15, the Company, the Trustee and any Agent shall treat a person as the Holder of such principal amount of outstanding Notes represented by a Global Note as shall be specified in a written statement of the Depositary with respect to such Global Note, for purposes of obtaining any consents, declarations, waivers or directions required to be given by the Holders pursuant to this Indenture.

Section 2.14                                Transfer and Exchange.

2.14.1                  Transfer and Exchange of Global Notes.  A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes will be exchanged by the Company for Certificated Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Certificated Notes and delivers a written notice to such effect to the Trustee.  Upon the occurrence of either of the preceding events in (i) or (ii) above, Certificated Notes shall be issued in such names as the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.14 or Section 2.7 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.14.1, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.14.2, 2.14.3, and 2.14.4 hereof.

2.14.2                  Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (a) or (b) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(a)                                  Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.14.2(a).

(b)                                 All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.14.2(a) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a participant or an indirect participant in the Depositary given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the participant account to be credited with such increase or (B) (1) a written order from a participant or an indirect participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Certificated Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Certificated Note shall be registered to effect the transfer or exchange referred to in (1) above.  Upon consummation of a Registered Exchange Offer by the Company in accordance with Section 2.14.4 hereof, the requirements of this Section 2.14.2(b) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.14.6 hereof.

(c)                                  Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.14.2(b) above and the Registrar receives the following:

(i)                                     if the transferee will take delivery in the form of a beneficial interest in the Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto; and

(ii)                                  if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit D hereto.

(d)                                 Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.14.2(b) above and:

(i)                                     such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the New Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(ii)                                  such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(iii)                               such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(iv)                              the Registrar receives a certificate and/or any other information reasonably required by and satisfactory to it in order to ensure compliance with the Securities Act and, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (ii) or (iv) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a Company Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (ii) or (iv) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

2.14.3                  Transfer or Exchange of Beneficial Interests for Certificated Notes.

(a)                                  Beneficial Interests in Restricted Global Notes to Restricted Certificated Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Certificated Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Certificated Note, then, upon receipt by the Registrar of an Opinion of Counsel and/or a certificate and/or any other information reasonably required by and satisfactory to it in order to ensure compliance with the Securities Act, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.14.6 hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Certificated Note in the appropriate principal amount.  Any Certificated Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.14.3 shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the participant or indirect participant in the Depositary.  The Trustee shall deliver such Certificated Notes to the Persons in whose names such Notes are so registered.  Any Certificated Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.14.3(a) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(b)                                 Beneficial Interests in Restricted Global Notes to Unrestricted Certificated Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Certificated Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Certificated Note only if:

(i)                                     such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the New Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(ii)                                  such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(iii)                               such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(iv)                              the Registrar receives an Opinion of Counsel and/or a certificate and/or any other information reasonably required by and satisfactory to it in order to maintain compliance with the Securities Act and to ensure that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required.

(c)                                  Beneficial Interests in Unrestricted Global Notes to Unrestricted Certificated Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Certificated Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Certificated Note, then, upon satisfaction of the conditions set forth in Section 2.14.2(b) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.14.6 hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Certificated Note in the appropriate principal amount.  Any Certificated Note issued in exchange for a beneficial interest pursuant to this Section 2.14.3(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the participant or indirect participant in the Depositary.  The Trustee shall deliver such Certificated Notes to the Persons in whose names such Notes are so registered.  Any Certificated Note issued in exchange for a beneficial interest pursuant to this Section 2.14.3(c) shall not bear the Private Placement Legend.

2.14.4                  Registered Exchange Offer.  Upon the occurrence of the Registered Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of a Company Order in accordance with Section 2.2, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable letters of transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the New Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Registered Exchange Offer and (ii) Certificated Notes in an aggregate principal amount equal to the principal amount of the Restricted Certificated Notes accepted for exchange in the Registered Exchange Offer.  Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Certificated Notes so accepted Unrestricted Certificated Notes in the appropriate principal amount.

2.14.5                  Legends.  The following legends shall appear on the face of all Global Notes and Certificated Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(a)                                  Private Placement Legend.  Except as permitted by subparagraph (b) below, each Global Note and each Certificated Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) BY THE INITIAL INVESTORS (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR

(4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) BY SUBSEQUENT INVESTORS, AS SET FORTH IN (A) ABOVE, AND, IN ADDITION, TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND, IN THE CASE OF EACH OF CLAUSES (A) AND (B), IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED PURSUANT TO THE INDENTURE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

(b)                                 Notwithstanding the foregoing, any Global Note or Certificated Note issued pursuant to Sections 2.14.2(d), 2.14.3(b), 2.14.3(c), 2.14.4 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(c)                                  Global Notes Legend.  Each Global Note shall bear the Global Notes Legend in addition to the Private Placement Legend.

2.14.6                  Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Certificated Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Certificated Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

2.14.7                  General Provisions Relating to Transfers and Exchanges.

(a)                                  To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Certificated Notes upon receipt of a Company Order or at the Registrar’s request.

(b)                                 No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Certificated Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.7, and 9.6 hereof).

(c)                                  The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(d)                                 All Global Notes and Certificated Notes issued upon any registration of transfer or exchange of Global Notes or Certificated Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Certificated Notes surrendered upon such registration of transfer or exchange.

(e)                                  Neither the Company nor the Registrar shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(f)                                    Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(g)                                 The Trustee shall authenticate Global Notes and Certificated Notes in accordance with the provisions of Section 2.2 hereof.

(h)                                 All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.14 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.15                                Payments.

Notwithstanding the other provisions of this Indenture, unless otherwise specified, payment of the principal of and interest, if any, on any Global Note shall be made to the Holder thereof.

Section 2.16                                CUSIP Numbers.

The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other elements of identification printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

Section 2.17                                Mandatory Disposition of Notes Pursuant to Gaming Laws.

Each Holder and beneficial owner, by accepting or otherwise acquiring an interest in the Notes, shall be deemed to have agreed that if the Gaming Authority of any jurisdiction in which the Company or any of its subsidiaries conducts or proposes to conduct gaming requires that a Person who is a Holder or beneficial owner must be licensed, qualified or found suitable under the applicable Gaming Laws, such Holder or beneficial owner shall apply for a license, qualification or a finding of suitability within the required time period.  If such Person fails to apply or become licensed or qualified or is found unsuitable, then the Company shall have the right, at its option, (i) to require such Person to dispose of its Notes or beneficial interest therein within 30 days of receipt of notice of the Company’s election or such earlier date as may be requested or prescribed by such Gaming Authority or (ii) to redeem such Notes at a redemption price equal to the lesser of (a) such Person’s cost or (b) 100% of the principal amount thereof, plus accrued and unpaid interest to the earlier of the redemption date and the date of the finding of unsuitability, which may be less than 30 days following the notice of redemption if so requested or prescribed by the Gaming Authority.  The Company shall notify the Trustee in writing of any such redemption as soon as practicable.  The Company shall not be responsible for any costs or expenses any such Holder or beneficial owner may incur in connection with its application for a license, qualification or a finding of suitability.

Section 2.18                                Additional Notes.

The Company may, from time to time, subject to compliance with any other applicable provisions of this Indenture, without the consent of the Holders, create and issue pursuant to this Indenture Additional Notes having terms and conditions identical to those of the Initial Notes, except that Additional Notes:

(i)  may have a different issue date from the Initial Notes;

(ii)  may have a different amount of interest payable than is payable on the Initial Notes;

(iii)  may have terms specified in the Additional Note Board Resolution or Additional Note Supplemental Indenture for such Additional Notes making appropriate adjustments applicable to such Additional Notes in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws) and any registration rights or similar agreement applicable to such Additional Notes, which are not adverse in any material respect to the Holder of any Initial Notes; and

(iv)  may be entitled to additional interest as contemplated in Section 2.19 not applicable to Initial Notes and may not be entitled to such additional interest applicable to Initial Notes.

Section 2.19                                Additional Interest Under Registration Rights Agreements.

Under certain circumstances, the Company may be obligated to pay Additional Interest to Holders, all as and to the extent set forth in the Registration Rights Agreement or any registration rights agreement applicable to Additional Notes.  The terms thereof are hereby incorporated herein by reference and such Additional Interest, if required to be paid, is deemed to be interest for purposes of this Indenture.

ARTICLE III.
REDEMPTION

Section 3.1                                      Optional Redemption.

The Notes shall not be redeemable at the option of any Holder thereof, upon the occurrence of any particular circumstances or otherwise.  The Notes will be redeemable, as a whole or in part, at the option of the Company, at any time or from time to time, at a redemption price equal to the greater of (a) 100% of the principal amount of the Notes to be redeemed and (b) the sum of the present values of the Remaining Scheduled Payments on such Notes discounted to the Redemption Date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the applicable Treasury Rate plus 35 basis points.  Accrued and unpaid interest will be paid to the Redemption Date.

Section 3.2                                      Notice to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.1, it shall notify the Trustee of the Redemption Date and the principal amount of Notes to be redeemed.

Section 3.3                                      Selection of Notes to be Redeemed.

If less than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in any manner that the Trustee deems fair and appropriate.  The Trustee shall make the selection from Notes outstanding not previously called for redemption.  The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $1,000.  Notes and portions of them it selects shall be in amounts of $1,000 or whole multiples of $1,000.

Section 3.4                                      Notice of Redemption.

At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first-class mail to each Holder whose Notes are to be redeemed (and provide a copy of such notice to the Trustee).

The notice shall identify the Notes to be redeemed and shall state:

(a)                                  the redemption date;

(b)                                 the redemption price;

(c)                                  if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that after the Redemption Date upon surrender of such Note a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Notes;

(d)                                 the name and address of the Paying Agent;

(e)                                  that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)                                    that interest on Notes called for redemption ceases to accrue on and after the redemption date; and

(g)                                 that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense, provided that the Company makes such request at least two Business Days (or such shorter time as is reasonably acceptable to the Trustee) prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 3.4 and provides the Trustee with all information required for such notice of redemption.

Section 3.5                                      Effect of Notice of Redemption.

Once notice of redemption is mailed as provided in Section 3.4, Notes called for redemption become due and payable on the redemption date and at the redemption price.  A notice of redemption may not be conditional.  Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price plus accrued interest to the redemption date.

Section 3.6                                      Deposit of Redemption Price.

On or before the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest, if any, on all Notes to be redeemed on that date.  If the Company complies with the provisions of this Section, on and after the Redemption Date, interest will cease to accrue on the Note or the portions of the Notes called for redemption.

Section 3.7                                      Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for the Holder a new Note and the same maturity equal in principal amount to the unredeemed portion of the Note surrendered.

ARTICLE IV.
COVENANTS

Section 4.1                                      Payment of Principal and Interest.

The Company covenants and agrees for the benefit of the Holders of the Notes that it will duly and punctually pay the principal of and interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture.

Section 4.2                                      SEC Reports.

The Company shall deliver to the Trustee within 15 days after it files them with the SEC copies of the annual reports and the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.  The Company also shall comply with the other provisions of TIA § 314(a).

Section 4.3                                      Compliance Certificate.

The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officer’s Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge).

The Company will, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.4                                      Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Notes; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.5                                      Corporate Existence.

Subject to Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Significant Subsidiary in accordance with the respective organizational documents (as the same may be amended from time to time) of each Significant Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Significant Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Significant Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.6                                      Taxes.

The Company shall, and shall cause each of its Significant Subsidiaries to, pay prior to delinquency all material taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holder of the Notes.

Section 4.7                                      Limitation on Liens.

Neither the Company nor any of its Subsidiaries may issue, assume or guarantee any Indebtedness secured by a Lien upon any Consolidated Property or on any Indebtedness or shares of capital stock of, or other ownership interests in, any Subsidiaries (regardless of whether the Consolidated Property, Indebtedness, capital stock or ownership interests were acquired before or after the date of the Indenture) without effectively providing that the Notes shall be secured equally and ratably with (or prior to) such Indebtedness so long as such Indebtedness shall be so secured, except that this restriction will not apply to: (a) Liens existing on the date of original issuance of the Notes; (b) Liens affecting property of a corporation or other entity existing at the time it becomes a Subsidiary of the Company or at the time it is merged into or consolidated with the Company or a Subsidiary of the Company; (c) Liens on property existing at the time of acquisition thereof or to secure Indebtedness incurred prior to, at the time of, or within 24 months after the acquisition for the purpose of financing all or part of the purchase price thereof; (d) Liens on any property to secure all or part of the cost of improvements or construction thereon or Indebtedness incurred to provide funds for such purpose in a principal amount not exceeding the cost of such improvements or construction; (e) Liens which secure Indebtedness owing by a Subsidiary of the Company to the Company or to another Subsidiary of the Company; (f) Liens securing Indebtedness of the Company the proceeds of which are used substantially simultaneously with the incurrence of such Indebtedness to retire Funded Debt; (g)

purchase money security Liens on personal property; (h) Liens securing Indebtedness of the Company or any of its Subsidiaries the proceeds of which are used within 24 months of the incurrence of such Indebtedness for the cost of the construction and development or improvement of property of the Company or any of its Subsidiaries; (i) Liens on the stock, partnership or other equity interest of the Company or any of its Subsidiaries in any Joint Venture or any such Subsidiary which owns an equity interest in such Joint Venture to secure Indebtedness, provided the amount of such Indebtedness is contributed and/or advanced solely to such Joint Venture; (j) Liens to government entities, including pollution control or industrial revenue bond financing; (k) Liens required by any contract or statute in order to permit the Company or a Subsidiary of the Company to perform any contract or subcontract made by it with or at the request of a governmental entity; (l) mechanic’s, materialman’s, carrier’s or other like Liens, arising in the ordinary course of business; (m) Liens for taxes or assessments and similar charges; (n) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property and certain other minor irregularities of title; and (o) any extension, renewal, replacement or refinancing of any Indebtedness secured by a Lien permitted by any of the foregoing clauses (a) through (n).  Notwithstanding the foregoing, the Company and any one or more of its Subsidiaries may, without securing the Notes, issue, assume or guarantee Indebtedness which would otherwise be subject to the foregoing restrictions in an aggregate principal amount which, together with all other such Indebtedness of the Company and its Subsidiaries which would otherwise be subject to the foregoing restrictions (not including Indebtedness permitted by the preceding paragraph) and the aggregate Value of Sale and Lease-Back Transactions (other than those in connection with which the Company has voluntarily retired Funded Debt), does not at any one time exceed 15% of Consolidated Net Tangible Assets of the Company and its consolidated Subsidiaries.

Section 4.8                                      Limitation on Sale and Lease-Back Transactions.

Neither the Company nor any of its Subsidiaries shall enter into any Sale and Lease-Back Transaction unless either (a) the Company or such Subsidiary would be entitled, pursuant to the above provisions, to incur Indebtedness in a principal amount equal to or exceeding the Value of such Sale and Lease-Back Transaction, secured by a Lien on the property to be leased, without equally and ratably securing the Notes or (b) the Company within 120 days after the effective date of such Sale and Lease-Back Transaction applies to the voluntary retirement of its Funded Debt an amount equal to the Value of the Sale and Lease-Back Transaction (subject to credits for certain voluntary retirements of Funded Debt).

ARTICLE V.
SUCCESSORS

Section 5.1                                      When Company May Merge, Etc.

The Company shall not consolidate with or merge with or into any other Person or, directly or indirectly, sell, lease or convey all or substantially all of its assets to another Person, and may not permit any Person to, directly or indirectly, sell, lease or convey all or substantially all of its assets to the Company, whether in a single transaction or a series of related transactions, unless:

(a)                                  either the Company shall be the continuing person, or the Person (if other than the Company) formed by such consolidation or into or with which the Company is merged or to which the assets of the Company are transferred shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company on the Notes and under this Indenture;

(b)                                 immediately after giving effect to such transaction, no Event of Default, and no event or condition which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(c)                                  the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance or lease and such supplemental indenture comply with this Section 5.1 and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 5.2                                      Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor person has been named as the Company herein; provided, however, that the predecessor Company in the case of a sale, lease, conveyance or other disposition shall not be released from the obligation to pay the principal of and interest, if any, on the Notes.

ARTICLE VI.
DEFAULTS AND REMEDIES

Section 6.1                                      Events of Default.

“Event of Default,” wherever used herein with respect to the Notes, means any one of the following events:

(a)                                  default in the payment of any interest on any Note when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of such payment is deposited by the Company with the Trustee or with a Paying Agent prior to the expiration of such period of 30 days); or

(b)                                 default in the payment of the principal of any Note at its Maturity, upon redemption or otherwise; or

(c)                                  default in the performance or breach of any covenant or warranty of the Company or the Guarantor in this Indenture, which default continues uncured for a period of 60 days after there has been given, by registered or certified mail, to the Company or the Guarantor by the Trustee or to the Company, the Guarantor and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes (including Additional Notes, if any) a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(d)                                 the acceleration of the maturity of any Indebtedness of the Company (other than Non-recourse Indebtedness), at any one time, in an amount in excess of the greater of (i) $25 million and (ii) 5% of Consolidated Net Tangible Assets, if such acceleration is not annulled within 30 days after written notice to the Company by the Trustee and the Holders of at least 25% in principal amount of the outstanding Notes (including Additional Notes, if any); or

(e)                                  the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

(i)                                     commences a voluntary case,

(ii)                                  consents to the entry of an order for relief against it in an involuntary case,

(iii)                               consents to the appointment of a Custodian of it or for all or substantially all of its property,

(iv)                              makes a general assignment for the benefit of its creditors, or

(v)                                 generally is not paying its debts as the same become due; or

(f)                                    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)                                     is for relief against the Company or any of its Significant Subsidiaries in an involuntary case,

(ii)                                  appoints a Custodian of the Company or any of its Significant Subsidiaries or for all or substantially all of its property, or

(iii)                               orders the liquidation of the Company or any of its Significant Subsidiaries, and the order or decree remains unstayed and in effect for 60 consecutive days.

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Section 6.2                                      Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to the Notes at the time outstanding occurs and is continuing (other than an Event of Default referred to in Section 6.1(e) or (f)) then in every such case the Trustee or the Holders of not less than 25% in principal amount of the outstanding Notes (including Additional Notes, if any) may declare the principal amount of and accrued and unpaid interest, if any, on all of the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) and accrued and unpaid interest, if any, shall become immediately due and payable.  If an Event of Default specified in Section 6.1(e) or (f) shall occur, the principal amount (or specified amount) of and accrued and unpaid interest, if any, on all outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the then outstanding Notes, by written notice to the Company and the Trustee, may, on behalf of all the Holders, rescind and annul such declaration and its consequences if:

(a)                                  the Company has paid or deposited with the Trustee a sum sufficient to pay

(i)                                     all overdue interest, if any, on all Notes,

(ii)                                  the principal of any Notes which have become due otherwise than by such declaration of acceleration and interest thereon,

(iii)                               to the extent that payment of such interest is lawful, interest upon any overdue principal and overdue interest at the rate or rates prescribed therefor in such Notes, and

(iv)                              all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(b)                                 all Events of Default with respect to the Notes, other than the non-payment of the principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.13.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Section 6.3                                      Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if:

(a)                                  default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

(b)                                 default is made in the payment of principal of any Note at the Maturity thereof,

then, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal or any overdue interest, at the rate or rates prescribed therefor in the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Notes and collect the moneys adjudged or deemed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

If an Event of Default with respect to any Note occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.4                                      Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)                                  to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b)                                 to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same,

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.5                                      Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 6.6                                      Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First:                                                                     To the payment of all amounts due the Trustee under Section 7.7; and

Second:     To the payment of the amounts then due and unpaid for principal of and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and interest, respectively; and

Third:                                                                To the Company.

Section 6.7                                      Limitation on Suits.

No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a)                                  such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes;

(b)                                 the Holders of not less than 25% in principal amount of the outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)                                  such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)                                 the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)                                  no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Notes;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

Section 6.8                                      Unconditional Right of Holders to Receive Principal and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Notes shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on the Notes on the Stated Maturity (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 6.9                                      Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.10                                Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11                                Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12                                Control by Holders.

The Holders of a majority in principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes, provided that:

(a)                                  such direction shall not be in conflict with any rule of law or with this Indenture,

(b)                                 the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(c)                                  subject to the provisions of Section 6.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability, cost or expense.

Section 6.13                                Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the outstanding Notes may on behalf of the Holders of all the Notes waive any past Default hereunder with respect to the Notes and its consequences, except a Default in the payment of the principal of or interest on any Notes (provided, however, that the Holders of a majority in principal amount of the outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration).  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.14                                Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Notes by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Notes on or after the Stated Maturity or Stated Maturities expressed in such Note (or, in the case of redemption, on the redemption date).

ARTICLE VII.
TRUSTEE

Section 7.1                                      Duties of Trustee.

(a)                                  If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(i)                                     The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

(ii)                                  In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officer’s Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture; however, in the case of any such Officer’s Certificates or Opinions of Counsel which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such

Officer’s Certificates and Opinions of Counsel to determine whether or not they conform to the requirements of this Indenture.

(c)                                  The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)                                     This paragraph does not limit the effect of paragraph (b) of this Section.

(ii)                                  The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(iii)                               The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to the Notes in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes.

(d)                                 Every provision of this Indenture that in any way relates to the Trustee is subject to paragraph (a), (b) and (c) of this Section.

(e)                                  The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

(f)                                    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)                                 No provision of this Indenture shall require the Trustee to risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

(h)                                 The Paying Agent, the Registrar and any authenticating agent shall be entitled to the protections, immunities and standard of care as are set forth in paragraphs (a), (b) and (c) of this Section with respect to the Trustee.

Section 7.2                                      Rights of Trustee.

(a)                                  The Trustee may rely on and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(c)                                  The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.  No Depositary shall be deemed an agent of the Trustee and the Trustee shall not be responsible for any act or omission by any Depositary.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(e)                                  The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(f)                                    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Notes unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(g)                                 The Trustee shall be entitled to rely on faxed or telecopy documents in the same manner and to the same extent that it may rely on original, manually signed documents.

(h)                                 Except with respect to Section 4.1, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 4.  In addition, the Trustee shall not be deemed to have notice of any Default or Event of Default unless (i) any Default or Event of Default has occurred pursuant to Sections 4.1, 6.1(a) or 6.1(b), (ii) a trust officer of the Trustee has actual knowledge thereof or (iii) written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Notes and this Indenture.

(i)                                     Delivery of reports, information and documents to the Trustee under Section 4.2 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 7.3                                      Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.  The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.4                                      Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement in the Notes other than its authentication.

Section 7.5                                      Notice of Defaults.

If a Default or Event of Default occurs and is continuing with respect to the Notes and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to each Noteholder, notice of a Default or Event of Default within 90 days after it occurs or, if later, after a Responsible Officer of the Trustee has knowledge of such Default or Event of Default.  Except in the case of a Default or Event of Default in payment of principal of or interest on the Notes, the Trustee may withhold the notice if and so long as its corporate trust committee or a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

Section 7.6                                      Reports by Trustee to Holders.

Within 60 days after May 15 in each year, the Trustee shall transmit by mail to all Noteholders, as their names and addresses appear on the register kept by the Registrar, a brief report dated as of such May 15, in accordance with, and to the extent required under, TIA § 313.

A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange on which the Notes are listed.  The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.7                                      Compensation and Indemnity.

The Company shall pay to the Trustee from time to time reasonable compensation for its services as shall be agreed upon pursuant to a separate agreement dated not later than the date hereof.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it.  Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel.

The Company shall indemnify the Trustee (including the cost of defending itself) against any loss, liability or expense incurred by it except as set forth in the next paragraph in the performance of its duties under this Indenture as Trustee or Agent.  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  The Company shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.  The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.  This indemnification shall apply to officers, directors, employees, shareholders and agents of the Trustee.

The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or by any officer, director, employee, shareholder or agent of the Trustee through gross negligence or bad faith.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(e) or (f) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

The obligations of the Company pursuant to this Section 7.7 shall survive the resignation or removal of the Trustee and the termination of this Indenture.

Section 7.8                                      Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign with respect to the Notes by so notifying the Company.  The Holders of a majority in principal amount of the Notes may remove the Trustee with respect to the Notes by so notifying the Trustee and the Company.  The Company may remove the Trustee with respect to Notes if:

(a)                                  the Trustee fails to comply with Section 7.10;

(b)                                 the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)                                  a Custodian or public officer takes charge of the Trustee or its property; or

(d)                                 the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee with respect to the Notes does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee with respect to the Notes fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee subject to the lien provided for in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee with respect to the Notes.  A successor Trustee shall mail a notice of its succession to each Noteholder.  Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company’s obligations under Section 7.7 hereof shall continue for the benefit of the retiring trustee with respect to expenses and liabilities incurred by it prior to such replacement.

Section 7.9                                      Successor Trustee by Merger, etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10                                Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5).  The Trustee shall always have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.  The Trustee shall comply with TIA § 310(b).

Section 7.11                                Preferential Collection of Claims Against Company.

The Trustee is subject to TIA §  311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE VIII.
SATISFACTION AND DISCHARGE; DEFEASANCE

Section 8.1                                      Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Order cease to be of further effect (except as hereinafter provided in this Section 8.1), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(a)                                  either

(i)                                     all Notes theretofore authenticated and delivered (other than Notes that have been destroyed, lost or stolen and that have been replaced or paid) have been delivered to the Trustee for cancellation; or

(ii)                                  all such Notes not theretofore delivered to the Trustee for cancellation

(1)                            have become due and payable, or

(2)                            will become due and payable at their Stated Maturity within one year, or

(3)                            are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, or

(4)                            are deemed paid and discharged pursuant to Section 8.3, as applicable;

and the Company, in the case of (1), (2) or (3) above, has deposited or caused to be deposited with the Trustee as trust funds in trust an amount sufficient for the purpose of paying and discharging the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable on or prior to the date of such deposit) or to the Stated Maturity or redemption date, as the case may be;

(b)                                 the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c)                                  the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.7, and, if money shall have been deposited with the Trustee pursuant to clause (a) of this Section, the provisions of Sections 2.3, 2.7, 2.14, 8.1,  8.2 and 8.5 shall survive.

Section 8.2                                      Application of Trust Funds; Indemnification.

(a)                                  Subject to the provisions of Section 8.5, all money deposited with the Trustee pursuant to Section 8.1, all money and U.S. Government Obligations or Foreign Government Obligations deposited with the Trustee pursuant to Section 8.3 or 8.4 and all money received by the Trustee in respect of U.S. Government Obligations or Foreign Government Obligations deposited with the Trustee pursuant to Section 8.3 or 8.4, shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the persons entitled thereto, of the principal and interest for whose payment such money has been deposited with or received by the Trustee or to make payments as contemplated by Sections 8.3 or 8.4.

(b)                                 The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations or Foreign Government Obligations deposited pursuant to Sections 8.3 or 8.4 or the interest and principal received in respect of such obligations other than any payable by or on behalf of Holders.

(c)                                  The Trustee shall deliver or pay to the Company from time to time upon Company Request any U.S. Government Obligations or Foreign Government Obligations or money held by it as provided in Sections 8.3 or 8.4 which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such U.S. Government Obligations or Foreign Government Obligations or money were deposited or received.  This provision shall not authorize the sale by the Trustee of any U.S. Government Obligations or Foreign Government Obligations held under this Indenture.

Section 8.3                                      Legal Defeasance of Notes.

The Company shall be deemed to have paid and discharged the entire indebtedness on all the outstanding Notes on the 91st day after the date of the deposit referred to in subparagraph (d) hereof, and the provisions of this Indenture, as it relates to such outstanding Notes, shall no longer be in effect (and the Trustee, at the expense of the Company, shall, at Company Request, execute proper instruments acknowledging the same), except as to:

(a)                                  the rights of Noteholders to receive, from the trust funds described in subparagraph (d) hereof, payment of the principal of and each installment of principal of and interest on the outstanding Notes on the Stated Maturity of such principal or installment of principal or interest;

(b)                                 the provisions of Sections 2.3, 2.7, 2.14, 8.2, 8.3 and 8.5; and

(c)                                  the rights, powers, trust and immunities of the Trustee hereunder;

provided that, the following conditions shall have been satisfied:

(d)                                 the Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the Noteholders, cash in Dollars (or such other money or currencies as shall then be legal tender in the United States) and/or U.S. Government Obligations, which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal of and interest, if any, on all the Notes on the dates such installments of interest or principal are due;

(e)                                  such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

(f)                                    no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date;

(g)                                 the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel to the effect that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

(h)                                 the Company shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes over any other creditors of the company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company;

(i)                                     such deposit shall not result in the trust arising from such deposit constituting an investment company (as defined in the Investment Company Act of 1940, as amended), or such trust shall be qualified under such Act or exempt from regulation thereunder; and

(j)                                     the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this Section have been complied with.

Section 8.4                                      Covenant Defeasance.

On and after the 91st day after the date of the deposit referred to in subparagraph (a) hereof, the Company may omit to comply with any term, provision or condition set forth under Sections 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8 and 5.1 (and the failure to comply with any such covenants shall not constitute a Default or Event of Default under Section 6.1) and the occurrence of any event described in clause (e) of Section 6.1 shall not constitute a Default or Event of Default hereunder, with respect to the Notes, provided that the following conditions shall have been satisfied:

(a)                                  With reference to this Section 8.4, the Company has deposited or caused to be irrevocably deposited (except as provided in Section 8.2(c)) with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Noteholders, cash in Dollars (or such other money or currencies as shall then be legal tender in the United States) and/or U.S. Government Obligations, which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay principal and interest, if any, on the Notes on the dates such installments of interest or principal are due;

(b)                                 Such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

(c)                                  No Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date;

(d)                                 the Company shall have delivered to the Trustee an Opinion of Counsel confirming that Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(e)                                  the Company shall have delivered to the Trustee an Officer’s Certificate stating the deposit was not made by the Company with the intent of preferring the Holders of the Notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

(f)                                    The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the defeasance contemplated by this Section have been complied with.

Section 8.5                                      Repayment to Company.

The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal and interest that remains unclaimed for two years.  After that, Noteholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

ARTICLE IX.
AMENDMENTS AND WAIVERS

Section 9.1                                      Without Consent of Holders.

The Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Noteholder:

(a)                                  to cure any ambiguity, defect or inconsistency;

(b)                                 to comply with Article V;

(c)                                  to make any change that does not adversely affect the rights of any Noteholder;

(d)                                 to provide for the issuance of Additional Notes as permitted by this Indenture; or

(e)                                  to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

The Company may also provide for the issuance of New Notes, which will have terms substantially identical to the other outstanding Notes except that (i) a Private Placement Legend shall not be required and (ii) the related transfer restrictions under the Securities Act and this Indenture and the payment of Additional Interest shall not be applicable to such New Notes.  The New Notes shall be treated, together with any outstanding Notes, as a single issue of securities.

Section 9.2                                      With Consent of Holders.

The Company and the Trustee may enter into a supplemental indenture with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes affected by such supplemental indenture (including consents obtained in connection with a tender offer or exchange offer for the Notes), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Noteholders.  Except as provided in Section 6.13, the Holders of at least a majority in principal amount of the outstanding Notes by notice to the Trustee (including consents obtained in connection with a tender offer or exchange offer for the Notes) may waive compliance by the Company with any provision of this Indenture or the Notes.

It shall not be necessary for the consent of the Noteholders under this Section 9.2 to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such consent approves the substance thereof.  After a supplemental indenture or waiver under this Article becomes effective, the Company shall mail to the Noteholders a notice briefly describing the supplemental indenture or waiver.  Any failure by the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.3                                      Limitations.

Without the consent of each Noteholder affected, an amendment or waiver may not:

(a)                                  reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b)                                 reduce the rate of or extend the time for payment of interest (including default interest) on the Notes;

(c)                                  reduce the principal or change the Stated Maturity of the Notes or reduce the amount of, or postpone the date fixed for, redemption;

(d)                                 reduce the principal amount of discount securities payable upon acceleration of Maturity;

(e)                                  waive a Default or Event of Default in the payment of the principal of or interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(f)                                    make the principal of or interest, if any, on the Notes payable in any currency other than that stated in the Note; or

(g)                                 make any change in Sections 6.8, 6.13, 9.3 (this sentence), or 10.15.

Section 9.4                                      Compliance with Trust Indenture Act.

Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture hereto that complies with the TIA as then in effect.

Section 9.5                                      Revocation and Effect of Consents.

Until an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective.

Any amendment or waiver once effective shall bind every Noteholder unless it is of the type described in any of clauses (a) through (f) of Section 9.3.  In that case, the amendment or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note.

Section 9.6                                      Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment or waiver on any Notes thereafter authenticated.  The Company in exchange for Notes may issue and the Trustee shall authenticate upon request new Notes that reflect the amendment or waiver.

Section 9.7                                      Trustee Protected.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel each stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.  The Trustee shall sign all supplemental indentures, except that the Trustee need not sign any supplemental indenture that adversely affects its rights.

ARTICLE X.
MISCELLANEOUS

Section 10.1                                Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.

Section 10.2                                Notices.

Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail, telecopier or overnight air carrier guaranteeing next day delivery:

if to the Company:

Harrah’s Operating Company, Inc.
One Harrah’s Court

Las Vegas, Nevada  89119
Telecopier No.: (702) 407-6022
Attention:  General Counsel

with a copy to:

Latham & Watkins LLP
650 Town Center Dr.
20th Floor
Costa Mesa, California 92626
Telecopier No.:  (714) 755-8290
Attention:  Charles Ruck, Esq.

if to the Trustee:
U.S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota 55107
Telecopier No.: (651) 495-8097
Attention: Corporate Trust Services

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Noteholder shall be mailed by first-class mail overnight air courier guaranteeing next day delivery to the Noteholder’s address shown on the register kept by the Registrar.  Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.

If a notice or communication is mailed in the manner provided above, within the time prescribed, it is duly given, whether or not the Noteholder receives it.

If the Company mails a notice or communication to Noteholders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 10.3                                Communication by Holders with Other Holders.

Noteholders may communicate pursuant to TIA § 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 10.4                                Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a)                                  an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)                                 an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 10.5                                Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(a)                                  a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)                                  a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)                                 a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 10.6                                Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or a meeting of Noteholders.  Any Agent may make reasonable rules and set reasonable requirements for its functions.

Section 10.7                                Legal Holidays.

A “Legal Holiday” is any day that is not a Business Day.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 10.8                                No Recourse Against Others.

A past, present or future director, officer, employee, incorporator or stockholder, as such, of the Company, the Guarantor, or any of their Affiliates or successor corporations shall not have any liability for any obligations of the Company or the Guarantor under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Noteholder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Notes.

Section 10.9                                Counterparts.

This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 10.10                          Governing Laws.

This Indenture and the Notes shall be governed by the law of the State of New York without regard to the conflict of law principles that would result in the application of any law other than the law of the State of New York.

Section 10.11                          No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 10.12                          Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successor.  All agreements of the Trustee in this Indenture shall bind its successor.

Section 10.13                          Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.14                          Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 10.15                          Judgment Currency.

The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest or other amount on the Notes (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a New York Banking Day, then, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable, and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture.  For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York on which banking institutions are authorized or required by law, regulation or executive order to close.

ARTICLE XI.
SINKING FUNDS

Section 11.1                                No Sinking Funds.

The Notes shall not be entitled to the benefit of any sinking fund.

ARTICLE XII.
GUARANTEE

Section 12.1                                Guarantee.

12.1.1                  Subject to Section 12.1.2, below, the Guarantor hereby irrevocably and unconditionally guarantees (such guarantee being the “Guarantee”) to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture and the Notes hereunder, that: (i) the principal of, premium, if any, and interest on the Notes promptly will be paid in full when due, whether at the Maturity, by acceleration, call for redemption or otherwise, and interest on the overdue principal, premium, if any, and interest, if any, of the Notes, if lawful, and all other obligations of the Company to the

Holders and the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof, and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due by the Company of any amount so guaranteed for whatever reason, the Guarantor shall be obligated to pay the same immediately.  The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company or any custodian, Trustee, liquidator or other similar official acting in relation to the Company, any amount paid by the Company to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations is guaranteed hereby.

12.1.2                  It is the intention of the Guarantor and the Company that the obligations of the Guarantor hereunder shall be, but not in excess of, the maximum amount permitted by applicable law.  Accordingly, if the obligations in respect of the Guarantee would be annulled, avoided or subordinated to the creditors of the Guarantor by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination both that such Guarantee was made without fair consideration and, immediately after giving effect thereto, the Guarantor was insolvent or unable to pay its debts as they mature or left with an unreasonably small capital, then the obligations of the Guarantor under the Guarantee shall be reduced by such court if such reduction would result in the avoidance of such annulment, avoidance or subordination; provided, however, that any reduction pursuant to this paragraph shall be made in the smallest amount as is strictly necessary to reach such result.  For purposes of this paragraph, “fair consideration,” “insolvency,” “unable to pay its debts as they mature,” “unreasonably small capital” and the effective times of reductions, if any, required by this paragraph shall be determined in accordance with applicable law.

12.1.3                  The Guarantor shall be subrogated to all rights of the Holders against the Company in respect of any amounts paid by Guarantor pursuant to the provisions of the Guarantee or this Indenture; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of, premium, if any, and interest on all Notes issued hereunder shall have been paid in full.

Section 12.2                                Execution and Delivery of Guarantee.

To evidence the Guarantee set forth in Section 12.1, the Company and the Guarantor hereby agree that a notation of such Guarantee shall be endorsed on each Note authenticated and delivered by the Trustee, that such notation of such Guarantee shall be in the form attached hereto as Exhibit B, and shall be executed on behalf of the Guarantor by its Chairman of the Board, one of its Vice Chairmen of the Board, its President or one of its Vice Presidents.

The Guarantor hereby agrees that the Guarantee set forth in Section 12.1 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of the Guarantee.

If an officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor.

Section 12.3                                Release of Guarantor.

The Guarantor shall be released from all of its obligations under the Guarantee and under this Indenture if:

(a)                                  the Company or the Guarantor has transferred all or substantially all of its properties and assets to any Person (whether by sale, merger or consolidation or otherwise), or has merged into or consolidated with another Person, pursuant to a transaction in compliance with this Indenture and:

(i)                                     the corporation to whom all or substantially all of the properties and assets of the Company or the Guarantor are transferred, or whom the Company or the Guarantor has merged into or consolidated with, has expressly assumed, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Guarantor under the Guarantee and this Indenture;

(ii)                                  immediately before and immediately after giving effect to such transaction, no Event of Default, and no event or condition which,

after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(iii)                               the Guarantor has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with this Section 12.3 and that all conditions precedent herein provided for relating to such transaction have been complied with;

(b)                                 the Guarantor liquidates (other than pursuant to any Bankruptcy Law) and complies, if applicable, with the provisions of this Indenture; provided that if a Person and its Affiliates, if any, shall acquire all or substantially all of the assets of the Guarantor upon such liquidation the Guarantor shall liquidate only if:

(i)                                     the Person and each such Affiliate (or the common corporate parent of such Person and its Affiliates, if such Person and its Affiliates are wholly owned by such parent) which acquire or will acquire all or a portion of the assets of the Guarantor shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Guarantor, under the Guarantee and this Indenture and such Person or any of such Affiliates (or such parent) shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

(ii)                                  immediately after giving effect to such transaction, no Event of Default, and no event or condition which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(iii)                               the Guarantor has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such liquidation and such supplemental indenture comply with this Section 12.3 and that all conditions precedent herein provided for relating to such transaction have been complied with; or

(c)                                  the Company ceases for any reason to be a “wholly owned subsidiary” of the Guarantor (as such term is defined in Rule 1-02(z) of the Regulation S-X promulgated by the SEC).

Upon any assumption of the Guarantee by any Person pursuant to this Section 12.3, such Person may exercise every right and power of the Guarantor under this Indenture with the same effect as if such successor corporation had been named as the Guarantor herein, and all the obligations of the Guarantor, hereunder and under the Guarantee and the Indenture shall terminate.

Section 12.4                                When Guarantor May Merge, etc.

The Guarantor shall not consolidate with or merge with or into any other Person or, directly or indirectly, sell, lease or convey all or substantially all of its assets (computed on a consolidated basis) to another Person, and may not permit any Person to, directly or indirectly, sell, lease or convey all or substantially all of its assets to the Guarantor, whether in a single transaction or a series of related transactions, unless:

(a)                                  either the Guarantor shall be the continuing person, or the Person (if other than the Guarantor) formed by such consolidation or into or with which the Guarantor is merged or to which the assets of the Guarantor are transferred shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Guarantor under the Guarantee and this Indenture;

(b)                                 immediately after giving effect to such transaction, no Event of Default, and no event or condition which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(c)                                  the Guarantor has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance or lease and such supplemental indenture comply with this Section 12.4 and that all conditions precedent herein provided for relating to such transaction have been complied with.

Upon any consolidation or merger, or any sale, conveyance or lease of all or substantially all of the assets of the Guarantor, in accordance with this Section 12.4, the successor corporation formed by such consolidation or into or with which the Guarantor is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Indenture with the same effect as if such successor corporation had been named as the Guarantor herein, and all the obligations of the predecessor Guarantor hereunder and under the Guarantee and the Indenture shall terminate.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

HARRAH’S OPERATING COMPANY, INC.

By:	/s/ Jonathan S. Halkyard
	Name:	Jonathan S. Halkyard
	Title:	Senior Vice President and Treasurer

HARRAH’S ENTERTAINMENT, INC.

By:	/s/ Jonathan S. Halkyard
	Name:	Jonathan S. Halkyard
	Title:	Senior Vice President and Treasurer

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Raymond S. Haverstock
	Name:	Raymond S. Haverstock
	Title:	Vice President

EXHIBIT A

FORM OF NOTE

[Insert Global Notes Legend, if applicable to the provisions of the Indenture]

[Insert Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

No.:

CUSIP No.:	Principal Amount: $

HARRAH’S OPERATING COMPANY, INC.

5.75% Senior Notes due 2017
Payment of principal, interest and premium, if any, unconditionally guaranteed by

HARRAH’S ENTERTAINMENT, INC.

Harrah’s Operating Company, Inc., a Delaware corporation (hereinafter called the “Company”, which term includes any successor under the Indenture referred to below), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of                           DOLLARS ($                      ) on October 1, 2017 (“Maturity”), and to pay interest thereon from September 28, 2005 or from the most recent date to which interest has been paid or duly provided for, semi-annually on April 1 and October 1 of each year (each, an “Interest Payment Date”), commencing April 1, 2006 and at Maturity, at the rate of 5.75% per annum, until the principal hereof is paid or duly made available for payment.  Interest on this Note shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.  The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 or September 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.  If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest plus, to the extent permitted by law, any interest payable on the defaulted interest, to the Persons who are the registered Holders of the Notes on a subsequent special record date.  The Company shall fix the record date and the payment date.  At least 30 days before the record date, the Company shall mail to the Trustee and to each Holder a notice that states the record date, the payment date and the amount of interest to be paid.  The Company may pay defaulted interest in any other lawful manner.

If any Interest Payment Date, Redemption Date or Maturity Date of any of the Notes is not a Business Day, then payment of principal and interest will be made on the next succeeding Business Day.  No interest will accrue on the amount so payable for the period from such Interest Payment Date, Redemption Date or Maturity Date, as the case may be, to the date payment is made.

Under certain circumstances the Company may be required to pay Additional Interest as provided in the Indenture.

Payment of the principal of and the interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the register or by wire transfer to an account maintained by the payee located in the United States of America.

This Note is one of a duly authorized issue of Notes of the Company (herein called the “Notes”) issued and to be issued under an Indenture dated as of September 28, 2005 (herein called, together with all indentures supplemental thereto, the “Indenture”) among, the Company, Harrah’s Entertainment, Inc. and U.S. Bank National Association, as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered.  This Note is one of the Notes of the series designated on the face hereof, limited in aggregate principal amount to $750,000,000, subject to the Company’s ability to issue additional notes as provided in the Indenture.

The Notes are senior obligations of the Company.  The Indenture imposes certain limitations on the ability of the Company to, among other things, create or incur liens and make certain sale-leaseback transactions.  The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease substantially all of the property of the Company.

The Notes are subject to redemption prior to the Maturity Date of the principal thereof as provided in the Indenture.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes issued under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding of each series affected thereby.  The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any

Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note, at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the register upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for the purpose in any place where the principal of and interest on this Note are payable, duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.  The Notes are issuable only in registered form without coupons in the denominations of $1,000 and integral multiples of $1,000.  As provided in the Indenture and subject to certain limitations set forth therein, the Notes are exchangeable for a like aggregate principal amount of Notes of authorized denominations as requested by the Holders surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith, other than in certain cases provided in the Indenture.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The indenture contains provisions whereby (i) the Company may be discharged from its obligations with respect to the Notes (subject to certain exceptions) or (ii) the Company may be released from its obligations under specified covenants and agreements in the Indenture, in each case if the Company irrevocably deposits with the Trustee money or U.S. Government Obligations sufficient to pay and discharge the entire indebtedness on all Notes, and satisfies certain other conditions, all as more fully provided in the Indenture.

This Note shall be governed by the law of the State of New York without regard to the conflict of law principles that would result in the application of any law other than the law of the State of New York.

Capitalized terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

HARRAH’S OPERATING COMPANY, INC.

Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Notes of the series designated
therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

ASSIGNMENT FORM

FOR, VALUE RECEIVED, the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

the within Note and all rights thereunder, hereby irrevocably constituting and appointing

                                                                                                          Attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Dated:

Notice: The signature to this assignment must correspond with the name as it appears upon the face of the Note in every particular, without alteration or enlargement or any change whatever.

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantor

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common UNIF GIFT MIN ACT—			Custodian

TEN ENT—as tenants by the entireties	(Cust)	(Minor)

JT TEN—as joint tenants with right of		Under Uniform Gifts to Minors
	survivorship and not as	Act
	tenants in common	(State)

Additional abbreviations may also be used though not in the above list.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Certificated Note, or exchanges of a part of another Global Note or Certificated Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

EXHIBIT B

FORM OF NOTATION OF GUARANTEE

NOTATION OF GUARANTEE OF HARRAH’S ENTERTAINMENT, INC.

For value received, the undersigned, Harrah’s Entertainment, Inc. (the “Guarantor”)(which term includes any successor person under the Indenture), has unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of September 28, 2005 (the “Indenture”), among Harrah’s Operating Company, Inc. (the “Company”), the Guarantor and U.S. Bank National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantor to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 12 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Note Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

B-1

IN WITNESS WHEREOF, the undersigned has caused this notation of Guarantee to be duly executed.

Date:

HARRAH’S ENTERTAINMENT, INC.

Name:
Title:

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EXHIBIT C

FORM OF CERTIFICATE FOR TRANSFER PURSUANT TO RULE 144A

[Date]

U.S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota 55107

Re:                               5.75% Senior Notes due 2017

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of September 28, 2005 (as amended and supplemented from time to time, the “Indenture”), among Harrah’s Operating Company, Inc. (the “Company”), Harrah’s Entertainment, Inc. (the “Guarantor”) and U.S. Bank National Association as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to $aggregate principal amount of Notes, which represents an interest in a Regulation S Global Note beneficially owned by the undersigned (the “Transferor”), to effect the transfer of such Notes in exchange for an equivalent beneficial interest in the Rule 144A Global Note.

In connection with such request, and with respect to such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with Rule 144A, to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion, and the transferee, as well as any such account, is a “qualified institutional buyer” within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

C-1

You, the Company and the Guarantor are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:

Authorized Signature

C-2

EXHIBIT D

FORM OF CERTIFICATE FOR TRANSFER PURSUANT TO REGULATION S

[Date]

U.S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota 55107

Re:                               5.75% Senior Notes due 2017

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of September 28, 2005 (as amended and supplemented from time to time, the “Indenture”), among Harrah’s Operating Company, Inc. (the “Company”), Harrah’s Entertainment, Inc. (the “Guarantor”) and U.S. Bank National Association, as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

In connection with our proposed sale of $aggregate principal amount of Notes, which represents an interest in the Rule 144A Global Note beneficially owned by the undersigned (the “Transferor”), we confirm that such sale has been effected pursuant to and in accordance with Regulation S, and, accordingly, we represent that:

(a)  the offer of such Notes was not made to a person in the United States;

(b)  either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(c)  no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(d)  the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(e)  we are the beneficial owner of the principal amount of such Notes being transferred.

D-1

In addition, if the sale is made during the Restricted Period and the provisions of Rule 904(b)(1) or Rule 904(b)(2) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 904(b)(1) or Rule 904(b)(2), as the case may be.

You, the Company and the Guarantor are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:

Authorized Signature

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